UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

FIRST WESTERN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01Entry into a Material Definitive Agreement.

On December 5, 2022, First Western Financial, Inc. (the “Company”) completed the issuance and sale (the “Offering”) of $20,000,000 in aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) pursuant to Subordinated Note Purchase Agreement, dated December 5, 2022 (the “Note Purchase Agreement”), by and among the Company and the purchasers named therein (the “Purchasers”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Notes were offered and sold by the Company to the Purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the Offering for general corporate purposes.

The Notes mature on December 15, 2032 (the “Maturity Date”), and bear interest at a fixed annual rate of 7.00%, payable semi-annually in arrears, to, but excluding, December 15, 2027. From and including December 15, 2027 to, but excluding, the Maturity Date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to Three-Month Term SOFR (as defined in the Notes), or an alternative rate determined in accordance with the terms of the Notes if Three-Month Term SOFR cannot be determined or a Benchmark Transition Event (as defined in the Notes) has occurred, plus 328 basis points, payable quarterly in arrears. Notwithstanding the foregoing, in the event that Three-Month Term SOFR or the alternate rate if a Benchmark Transition Event has occurred is less than zero, then Three-Month Term SOFR or the alternate rate, as the case may be, shall be deemed to be zero. The Company is entitled to redeem the Notes, in whole or in part, on or after December 15, 2027, and to redeem the Notes at any time in whole upon certain other events, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any redemption of the Notes will be subject to prior regulatory approval to the extent required.

The Note Purchase Agreement contains certain customary representations, warranties, and covenants made by each of the Company and the Purchasers. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders. Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and generally rank junior in right to payment to the prior payment in full of all existing claims of creditors of the Company, whether now outstanding or subsequently created, assumed, or incurred. The Notes are the obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries including First Western Trust Bank. The Notes were designed to qualify as Tier 2 capital for the Company for regulatory capital purposes.

The foregoing descriptions of the Note Purchase Agreement and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of the Note Purchase Agreement and the form of Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Keefe, Bruyette & Woods, A Stifel Company, acted as the sole placement agent for the Offering. Norton Rose Fulbright US LLP served as legal counsel to the Company, and Squire Patton Boggs LLP served as legal counsel to the placement agent.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On December 5, 2022, the Company issued a press release announcing the completion of the offering of the Notes, which is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

4.1	Form of 7.00% Fixed-to-Floating Rate Subordinated Note due 2032 (attached as exhibit A to Exhibit 10.1 hereto).
10.1	Form of Subordinated Note Purchase Agreement, dated December 5, 2022, by and among First Western Financial, Inc. and the Purchasers named therein.
99.1	Press Release issued by First Western Financial, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: December 6, 2022	By: /s/ Julie A. Courkamp
Julie A. Courkamp Chief Operating Officer, Chief Financial Officer and Treasurer

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